EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion or incorporation by reference our report, dated March 12, 2025, with respect to the Balance Sheet of KORU Medical Systems, Inc. (the “Company”) as of December 31, 2024, and the related statements of operations, stockholder’s equity, and cash flows for the year then ended, in (i) the Company’s Registration Statement on Form S-3 (No. 333-229498), (ii) the Company’s Registration Statement on Form S-3 (No. 333-272026), (iii) the Company’s Registration Statement on Form S-8 (No. 333-262054), (iv) the Company’s Registration Statement on Form S-8 (No. 333-265943), (v) the Company’s Registration Statement on Form S-8 (No. 333-280738).

Tampa, Florida

March 12, 2025